Exhibit 22

              Subsidiaries of Hilb, Rogal and Hamilton Company

          Name of Subsidiary                     State/Province of Incorporation
          ------------------                     -------------------------------

The Burton Company                                           Connecticut

Hilb, Rogal and Hamilton Company of Canada, Ltd.             Manitoba, Canada
  (six locations)

Hilb, Rogal and Hamilton Company of Alabama, Inc.
  (two locations)                                            Alabama

Hilb, Rogal and Hamilton Company of Arizona (four locations) Arizona

Hilb, Rogal and Hamilton Company of Atlanta, Inc.            Georgia

Hilb, Rogal and Hamilton Company of Baltimore                Maryland

Hilb, Rogal and Hamilton Insurance Services of
  Central California, Inc. (three locations)                 California

HRH Insurance Services of the Coachella Valley, Inc.         California

Hilb, Rogal and Hamilton Company of Daytona Beach, Inc.      Florida

Hilb, Rogal and Hamilton Company of Denver                   Colorado

Hilb, Rogal and Hamilton Company of the District
  of Columbia                                                Delaware

Hilb, Rogal and Hamilton Company of Fort Lauderdale          Florida

Hilb, Rogal and Hamilton Company of Fort Myers               Florida

Hilb, Rogal and Hamilton Company of Gainesville,
  Florida, Inc.                                              Florida

Hilb, Rogal and Hamilton Company of Gainesville, Georgia     Georgia

Hilb, Rogal and Hamilton Company of Grand Rapids             Michigan

Hilb, Rogal and Hamilton International, LTD.                 Virginia

Hilb, Rogal and Hamilton Company of Louisiana                Louisiana

Hilb, Rogal and Hamilton Company of New Jersey               New Jersey

HRH of Northern California Insurance Services, Inc.
  (six locations)                                            California

Hilb, Rogal and Hamilton Company of Oklahoma                 Oklahoma

Hilb, Rogal and Hamilton Insurance Services of
  Orange County, Inc.                                        California

Hilb, Rogal and Hamilton Company of Orlando                  Florida

Hilb, Rogal and Hamilton Company of Pittsburgh, Inc.         Pennsylvania

Hilb, Rogal and Hamilton Company of Port Huron               Michigan

Hilb, Rogal and Hamilton Realty Company                      Delaware

Hilb, Rogal and Hamilton Company of Savannah, Inc.           Georgia

Hilb, Rogal and Hamilton Company of St. Simons Island        Georgia

Hilb, Rogal and Hamilton Resource Group, Ltd.                Virginia

Hilb, Rogal and Hamilton Company of Tampa Bay, Inc.          Florida

Hilb, Rogal and Hamilton Company of Texas (nine locations)   Texas

Hilb, Rogal and Hamilton Company of Virginia
  (four locations)                                           Virginia

     Each of the above subsidiaries is 100% owned by the registrant.